ANCHIN, BLOCK & ANCHIN LLP
                                             Accountants and Advisors

                                             1375 Broadway New York, NY  10018
                                             (212) 840-3456
                                             www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 4 to Registration Statement No. 333-141079 of Robeco-Sage Triton Fund, L.L.C. on Form N-2 of our report dated May 28, 2008. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
September 18, 2008








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